Exhibit 99.1

True Drinks Announced Q3’2015 Financial Results

IRVINE, CA – (Marketwire – November 13, 2015) – True Drinks, Inc. (OTC QB: TRUU), makers of the zero-sugar, vitamin-enhanced AquaBall™ Naturally Flavored Water, today announces its financial results for the third quarter of 2015.

Achievements in Third Quarter of 2015:

•	Revenues for Third Quarter up 24% over year ago period;
•	Agreed to Bottling Agreement with Niagara Bottling LLC which was signed in October.
•	Extended Disney Licensing Agreement through March 2017;
•	Extended Marvel Licensing Agreement through December 2017
•	New Distribution agreements with Savemart Stores, Food Maxx, and B&B Distributors
•	Same store sales grew from $20.56 per store per week to $48.32 per week versus same period last year, the highest in the category.

Lance Leonard, Chief Executive Officer of True Drinks, commented, “This past quarter, we have focused on one objective, to improve supply chain efficiency and create supply to meet our demand. With the announcement of our partnership with Niagara Bottling, we have accomplished this goal. We now have the product availability that will allow us to go after high-volume retailers and enter into new channels such as natural foods, schools and casual dining.” He added, “Our same stores sales are strong and our ability to capture more consumers with our healthy kids drink has never been stronger, and we anticipate tripling our business in 2016 with the added capacity.”

Kevin Sherman, Chief Marketing Officer of True Drinks, added, “The significance of AquaBall's new clean label and preservative free formulation can not be overlooked. The simplicity of the ingredient list, comprised of only four ingredients (purified water, stevia, vitamins and natural fruit flavors) only further differentiates the brand as the true leader in healthy beverages for children. Consumers want nutrition to be simplified, and we have accomplished this with our new formulation for children.”

Dan Kerker, Chief Financial Officer, commented, “Operational improvements have been a focus for True Drinks. Our partnership with Niagara not only provides us with hot-fill capabilities, but our cost of goods sold will decrease by over 15% and will be consistent moving forward. Our working capital needs will be greatly reduced as we will be purchasing finished goods as they ship rather than procuring raw materials. Additional savings come from the elimination of storage expenses and the reduction of freight expenses, as we will be able to ship 69% more bottles per truckload. These improvements will allow True Drinks to focus our resources more on the sales and marketing of AquaBall.”

About True Drinks, Inc.
True Drinks is a healthy beverage provider with licensing agreements with Disney and Marvel for use of their characters on its proprietary, patented bottles. AquaBall™ is a naturally flavored, vitamin-enhanced, zero- calorie, dye-free, sugar-free alternative to juice and soda. AquaBall™ is currently available in four flavors: orange, grape, fruit punch and berry. Their target consumers: kids, young adults, and their guardians, are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste. For more information, please visit www.aquaballdrink.com and www.truedrinks.com. Investor information can be found at www.truedrinks.com/investor-relations/. Proudly made in the USA.

FORWARD-LOOKING STATEMENTS
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:
Investor Relations
True Drinks, Inc.
18552 MacArthur Blvd., Ste. 325
Irvine, CA 92612
ir@truedrinks.com
949-203-3500

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current Assets:
Cash	$92,032	$668,326
Accounts receivable, net	500,448	343,709
Inventory	2,267,340	1,363,443
Prepaid expenses and other current assets	241,907	628,675
Total Current Assets	3,101,727	3,004,153

Restricted Cash	209,308	133,198
Property and Equipment, net	2,118	4,587
Patents, net	1,105,882	1,211,765
Trademarks, net	-	6,849
Goodwill	3,474,502	3,474,502
Total Assets	$7,893,537	$7,835,054

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,695,963	$1,922,285
Debt	967,008	4,263,002
Derivative liabilities	3,678,321	1,569,522
Total Current Liabilities	6,341,292	7,754,809

Commitments and Contingencies (Note 5)

Stockholders’ Equity:
Common Stock, $0.001 par value, 200,000,000 and 120,000,000 shares authorized, 106,352,235 and 48,622,675 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	106,352	48,623
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 shares authorized, 1,342,870 and 1,490,995 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,343	1,491
Preferred Stock – Series C (liquidation preference $100 per share), $0.001 par value, 115,000 and 50,000 shares authorized, 25,250 and 0 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	25	-
Additional paid in capital	26,626,610	18,388,212
Accumulated deficit	(25,182,085)	(18,358,081)
Total Stockholders’ Equity	1,552,245	80,245

Total Liabilities and Stockholders’ Equity	$7,893,537	$7,835,054

The accompanying notes are an integral part of these financial statements.

TRUE DRINKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net Sales	$1,323,730	$1,064,065	$4,172,626	$2,875,739

Cost of Sales	1,188,222	977,324	3,950,961	2,473,018

Gross Profit	135,508	86,741	221,665	402,721

Operating Expenses
Selling and marketing	2,325,567	1,085,405	4,269,670	2,661,279
General and administrative	1,006,486	1,029,118	3,302,782	3,153,687
Total operating expenses	3,332,053	2,114,523	7,572,452	5,814,966

Operating Loss	(3,196,545)	(2,027,782)	(7,350,787)	(5,412,245)

Other Income (Expense)
Change in fair value of derivative liabilities	1,079,335	398,603	749,943	(1,343,495)
Interest income (expense)	(15,456)	(37,037)	(223,160)	(88,286)
	1,063,879	369,319	526,783	(1,431,781)

NET LOSS	$(2,132,666)	$(1,666,216)	$(6,824,004)	$(6,844,026)

Declared dividends on Preferred Stock	$68,636	$148,181	$203,397	$148,181

Net loss attributable to common stockholders	$(2,201,302)	$(1,814,397)	$(7,027,401)	$(6,992,207)

Loss per common share, basic and diluted	$(0.02)	$(0.05)	$(0.11)	$(0.21)

Weighted average common shares outstanding, basic and diluted	88,086,922	38,920,319	64,289,691	33,939,850

The accompanying notes are an integral part of these financial statements.

TRUE DRINKS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,824,004)	$(6,844,026)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,469	5,283
Amortization	112,732	143,383
Provision for bad debt expense	(51,769)
Change in estimated fair value of derivative	(749,943)	1,343,495
Fair value of common stock issued for services	470,062	171,464
Stock based compensation	453,491	368,172
Change in operating assets and liabilities:
Accounts receivable	(104,970)	(202,693)
Restricted cash	(76,110)	(66)
Inventory	(903,897)	(766,866)
Prepaid expenses and other current assets	386,768	6,996
Accounts payable and accrued expenses	(142,177)	1,317,696
Net cash used in operating activities	(7,427,348)	(4,457,162)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(2,349)
Net cash used in investing activities	-	(2,349)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	(2,194)
Proceeds from issuance of Series B Preferred Stock, net	-	1,887,413
Proceeds from issuance of Series C Preferred Stock	9,000,048	-
Borrowings on debt	1,035,792	1,432,136
Repayments on debt	(3,184,786)	(1,936,667)
Net cash provided by financing activities	6,851,054	1,380,688

NET DECREASE IN CASH	(576,294)	(3,078,823)

CASH- beginning of period	$668,326	$3,136,766

CASH- end of period	$92,032	$57,943

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$137,556	$7,944
Non-cash financing and investing activities:
Conversion of preferred stock to common stock	$54,034	$8,621
Cashless exercise of warrants	$-	$44,751
Dividends paid in common stock	$203,397	$247,255
Dividends declared but unpaid	$68,636	$148,181
Conversion of notes payable and accrued interest to Common Stock	$-	$764,938
Conversion of notes payable and accrued interest to Series C preferred stock	$1,214,206	$-
Common stock issued for accrued expenses	$-	$487,650
Warrants issued in connection with Series B Preferred Offering	$-	$616,411
Warrants issued in connection with Series C Preferred Offering	$2,858,742	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.